Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form F-3 (No. 333-275991, 333-270859, and 333-273293) of our report dated January 29, 2024, relating to the financial statements of Clearmind Medicine Inc., appearing in this Annual Report on Form 20-F of Clearmind Medicine Inc. for the year ended October 31, 2023.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

January 29, 2024